UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 22, 2018

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    Bylaw Amendments

On October 22, 2018, the Board of Directors of Franklin Resources, Inc. (the “Company”) approved an amendment to, and restatement of, the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of such date, to provide the stockholders with the right to call a special meeting. Section 2.4 of the Bylaws provides that the Chairman of the Board of Directors or the Chief Executive Officer of the Company shall call a special meeting of stockholders upon the written request of a stockholder, or group of stockholders, owning not less than 25% of the outstanding capital stock of the Company continuously for at least one year, provided that the stockholder or stockholders satisfy the procedural requirements as specified in the Bylaws.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The exhibit listed on the Exhibit Index is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Franklin Resources, Inc. (as adopted and effective October 22, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	October 24, 2018	/s/ Maria Gray
Name: Maria Gray Title: Vice President and Secretary

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